                                January 7, 1997

Ehlert Publishing Group, Inc.
2408 Lafayette Road
Wayzata, Minnesota 55391
Attention: Mr. John Ehlert

    RE: FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT
        --------------------------------------------
Dear John:

     Reference is made to the Stock Purchase Agreement dated as of August 28, 1996 (the "Agreement") by and among Affinity Group, Inc., a Delaware corporation (the "Buyer"), John A. Ehlert, Richard A. Hassel as trustee of the trusts listed on the signature page of the Agreement (individually a "Seller" and jointly the "Sellers"), Ehlert Publishing Group, Inc., a Minnesota corporation ("EPG"), and Expositions Group, Inc., a Minnesota corporation ("EGI", EPG and EGI being herein individually referred to as a "Company" and jointly as the "Companies"). Pursuant to the terms of the Agreement, the Buyer agreed to purchase from Sellers and the Sellers agreed to sell to the Buyer all 107,640 shares of the Common Stock of EPG and all 1,000 shares of the Common Stock of EGI on January 3, 1997. The Buyer now desires to amend the Agreement in certain respects and provide for certain other agreements of the parties thereto. Capitalized terms used in this letter amendment but not otherwise defined herein shall have the meaning given to them in the Agreement. The provisions of this letter amendment, when executed by the Sellers and the Companies below, shall supersede the applicable provisions of the Agreement, and to the extent of any conflict between this letter amendment and the Agreement, this letter amendment shall control.

     1. PURCHASE PRICE. At the Closing, the Buyer agrees to pay to the Sellers the Purchase Price as follows: (a) $20.8 million by wire transfer of immediately available funds, and (b) the issuance of such number of shares of Common Stock (the "Successor Common Stock") of the entity which operates the business of the Companies after the closing (the "Successor") as shall be equal to: (i) $1.5 million divided by (ii) the most favorable price paid by any shareholder for shares of Successor Common Stock. In determining the price paid by shareholders for shares of Successor Common Stock to the extent that non-cash assets are contributed as consideration for such shares, the value of such non-cash assets shall be computed in accordance with the valuation formula utilized in arriving at the Purchase Price paid by the Buyer to the Sellers for the Companies. Consistent with such understanding, if Successor Common Stock is issued for Buyer's "Rider" and "American Rider" publications, the value thereof shall be deemed to be $2.5 million plus net working capital (not including unearned subscription revenue which would be assumed by the Successor). If the Buyer, in lieu of forming the Successor and assigning its rights to purchase the Common Stock of the Companies to such Successor (as permitted by Section 9 of this letter amendment) purchases the Common Stock of the Companies, the Buyer may elect

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Ehlert Publishing Group, Inc.
January 7, 1997
Page 2


to pay to the Sellers at Closing by wire transfer of immediately available funds $1.5 million in substitution for the issuance of shares of Successor Common Stock.

         In addition to the Purchase Price, the Buyer shall pay to the Sellers at the Closing, by wire transfer of immediately available funds, and amount equal to (Y) the interest accrued on $21.3 million of the Purchase Price at the rate of 6% per annum commencing January 3, 1997 through the Closing Date, plus or minus (Z) any tax liabilities or benefits, calculated at the maximum federal and state rates, incurred by the Sellers in connection with the ownership of the Companies for the period from January 1, 1997 through the Closing Date. Sellers agree to maintain the S corporation election of the Companies through the day immediately preceding the Closing Date.
    2.   COVENANT NOT TO COMPETE. In addition to the payments required by
Section 1 of this letter amendment, the Buyer agrees to cause the Companies to pay to John A. Ehlert and the Trust Beneficiaries in consideration of the Covenant Not to Compete Agreement an aggregate amount of $200,000 in lieu of the $100,000 provided for in Section 2 of the Agreement. Such amount shall be paid to the persons in 12 equal monthly installments commencing on the first day of the month following the Closing Date.

    3. CLOSING. The Closing Date shall be changed from January 3, 1997 to March 3, 1997 or such other date as the parties shall mutually agree. It is the parties intention to consummate the transactions contemplated by the Agreement, except as modified by this letter amendment, as if the Closing had taken place on January 3, 1997. In connection with such objective, the Buyer hereby acknowledges that as of December 31, 1996, the Sellers, pursuant to
Section 4(b) of the Agreement, have caused the distribution of certain assets and assumption or discharge or certain accounts payable, indebtedness and other liabilities of the Companies. Not additional "cut-offs" as contemplated by the Agreement shall take place in connection with the extension of the Closing Date. As contemplated by the Agreement, the Companies shall operate their Business in the ordinary course consistent with past practice and subject to the supervision of the Buyer provided by the Agreement. For the purposes of Section 11 of the Agreement, the Closing Date shall be deemed to be January 3, 1997.

    4. EARNEST MONEY. Upon execution of this letter amendment by the Sellers, the Buyer agrees to pay to the Sellers $1 million (the "Earnest Money") by wire transfer of immediately available funds to Anchor Bank Wayzata, ABA #091014267, Account No. 6041578. The cash portion of the Purchase Price may be offset by the amount of the Earnest Money paid by the Buyer to the Sellers provided any amounts lent by the Sellers to the Companies pursuant to Section 8(d) of this letter amendment is repaid on or at the Closing.

         In the event of (i) a material breach by the Buyer of its representations or obligations, not cured within two business days after written notice to that effect from the Sellers,

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Ehlert Publishing Group, Inc.
January 7, 1997
Page 3

or (ii) the failure of the Buyer to consummate the transactions contemplated by the Agreement on or before March 15, 1997, the Sellers shall be entitled to terminate the Agreement by giving written notice to the Buyer, in which event the Earnest Money shall be retained by the Sellers, in full, and such amount shall be deemed to be liquidated damages in satisfaction of all claims of the Sellers against the Buyer and as the exclusive remedy for such event. The parties acknowledge that they are sophisticated persons and are fully aware of the effect of this agreement with respect to their rights.

    5. SELLERS' ACCOUNTS RECEIVABLE. The Companies agree to remit to the Sellers on the 120th day following the Closing Date the amounts collected with respect to the Sellers' Accounts Receivable less accounts payable or other liabilities of the Business, if any, paid by the Companies as the Sellers' agent after the Closing Date.

     6. INDEMNIFICATION. Section 12 of the Agreement is amended to provide that the amount of the Indemnification Escrow Fund is a maximum of $1.5 million. At the Closing, the Sellers, the Buyer and the National City Bank, N.A. (the "Indemnification Escrow Agent") will enter into an escrow agreement (the "Indemnification Escrow Agreement") and the Buyer shall, on behalf of the Sellers, deliver either (i) the certificates for the portion of the Purchase Price payable in shares of Successor Common Stock, or (ii) if the Buyer, as permitted by Section 1 of this letter amendment, elects to pay $1.5 million in cash in lieu of shares of Successor Common Stock, the Buyer shall pay to the Indemnification Escrow Agent such $1.5 million. The Indemnification Escrow Fund shall be held as provided in the Indemnification Escrow Agreement to fund claims, if any, for Indemnification pursuant to Sections 4(a) and 12 of the Agreement. The entire Indemnification Escrow Fund shall remain in escrow until May 31, 1997 or until such earlier date on which the adjustment to the Purchase Price, if any, contemplated by Section 4(a) of the Agreement has been finally determined (such date is referred to as the "Adjustment Date"). If, on the Adjustment Date, there are no Claims or Determinations, as defined in the Indemnification Escrow Agreement, outstanding, the Indemnification Escrow Fund shall be reduced to an amount equal to the aggregate of the outstanding Claims and Determinations plus $500,000. The remaining amount of the Indemnification Escrow Fund will fund claims, if any, for indemnification pursuant to Section 122 of the Agreement until the second anniversary of the Closing Date. The Indemnification Escrow Agreement attached as Exhibit D to the Agreement will be amended and restated in its entirely to reflect the provisions of this letter amendment.

    7. COMMON STOCK. In connection with the issuance of the equity portion of the Purchase Price, the Sellers agree, and the Buyer agrees on behalf of the other holders of Successor Common Stock, to execute agreements, mutually satisfactory to each party, with respect to the shares of Successor Common Stock, including rights of first refusal and co-sale, take-along, registration and voting rights. If the parties are unable to reach an agreement with respect to such matters on or before the Closing Date, the Buyer may chose to pay to the Sellers at Closing $1.5 million in cash in lieu of shares of Successor Common Stock.


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Ehlert Publishing Group, Inc.
January 7, 1997
Page 4

         If shares of Successor Common Stock are issued to the Sellers as provided in Section 1 of this letter amendment, the Buyer also agrees to cause John Ehlert to be elected to serve as a director of the Successor. In no event shall Mr. Ehlert be obligated to serve on such Board or to guarantee any obligations of the Companies, the Successor or any of their respective Affiliates.

         The Buyer hereby represents and warrants that the shares of Successor Common Stock, when issued to the Sellers, will be duly and validly authorized, issued and fully paid and nonassessable.

    8.   AGREEMENTS OF THE BUYER.

         (a) MANAGEMENT FEES. The Buyer agrees to pay to John Ehlert (i) the sum of $25,000 in cash on January 15, 1997, and (ii) the amount of $46,000 each month commencing January 15, 1997 through the Closing Date. Such amounts are in payment of certain fees owed by the Buyer to Mr. Ehlert in connection with services provided by Mr. Ehlert in connection with certain affinity programs and the management of certain publications of the Buyer. These amounts shall be in addition to any amounts owed to the Sellers pursuant to Sections 1 and 2 of this letter amendment.

         (b) NEW EMPLOYEES. Prior to the Closing Date, EPG shall employ two individuals in connection with services to be provided by EPG to certain publications of the Buyer. The Buyer hereby agrees to pay to EPG each month through the Closing Date the direct costs of EPG attributable to the activities of such employees in rendered services on behalf of the Buyer's publications, including, without limitation, the salary and benefits of such employees paid by EPG. The Buyer further agrees to assume any liability for such employees as a result of their discharge in connection with the termination of the Agreement; provided that such discharge or termination is not the result of any fault or neglect of EPG.

         (c) COMPENSATION. The Buyer acknowledges that EPG shall pay to Mr. Ehlert for period from January 1, 1997 through the Closing Date his salary and a pro rata portion of the bonus paid Mr. Ehlert for 1996. These amounts shall be in addition to any amounts owed to the Sellers pursuant to Sections 1 and 2 of this letter amendment.

         (d) WORKING CAPITAL. The Buyer acknowledges that the Sellers may lend to the Companies such amounts as are necessary to finance the operations of the Companies from January 1, 1997 through the Closing Date. Any amounts lent will accrue interest at the rate of 6% per annum. At the Closing, the Buyer shall cause the Companies to repay to the Sellers the outstanding principal and accrued interest with respect to any such loan. These amounts shall be in addition to any amounts owed to the Sellers pursuant to Sections 1 and 2 of this letter amendment.

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Ehlert Publishing Group, Inc.
January 7, 1997
Page 5

    9. MISCELLANEOUS. Except as specifically set forth herein, all terms and provisions of the Agreement and all other documents and instruments related thereto shall remain in full force and effect with no other modification or waiver.

         The Agreement, as amended by this letter amendment, and including the documents and instruments referred to therein and herein constitutes the entire agreement among the parties hereto relating to its subject matter and supersedes all prior contemporaneous negotiations or agreements, whether oral or written, relating to the subject matter thereof and hereof. Any further amendment or changes to the Agreement, as amended by this letter amendment, shall not be valid unless made in writing and signed by the parties hereto.

         This letter amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    If you are in agreement with the foregoing, please so indicate by executed the attached form of acknowledgement. This letter amendment shall then take effect as of the date first above written.

                                  Very truly yours,

                                  AFFINITY GROUP, INC.



                                  By:
                                     ----------------------------

                                   Its:--------------------------
                                                   (the "Buyer")

AGREED TO AND ACCEPTED AS OF
THE DATE FIRST ABOVE WRITTEN.

/s/  JOHN A. EHLERT
------------------------------
John A. Ehlert
(a "Seller")


/s/  RICHARD A. HASSEL
------------------------------
Richard A. Hassel, as trustee
of the John A. Ehlert Irrevocable
Trust for Adam C. Ehlert
(a "Seller")


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Ehlert Publishing Group, Inc.
January 7, 1997
Page 6


/s/  RICHARD A. HASSEL
-----------------------------------
Richard A. Hassel, as trustee
of the John A. Ehlert Irrevocable
Trust for Zachary J. Ehlert
(a "Seller")

/s/  RICHARD A. HASSEL
-----------------------------------
Richard A. Hassel, as trustee
of the John A. Ehlert Irrevocable
Trust for Nathaniel X. Ehlert
(a "Seller")

/s/  RICHARD A. HASSEL
-----------------------------------
Richard A. Hassel, as trustee
of the John A. Ehlert Irrevocable
Trust 2 for Adam C. Ehlert
(a "Seller")

/s/  RICHARD A. HASSEL
-----------------------------------
Richard A. Hassel, as trustee
of the John A. Ehlert Irrevocable
Trust 2 for Zachary J. Ehlert
(a "Seller")

/s/  RICHARD A. HASSEL
-----------------------------------
Richard A. Hassel, as trustee
of the John A. Ehlert Irrevocable
Trust 2 for Nathaniel X. Ehlert
(a "Seller")


EHLERT PUBLISHING GROUP, INC.


By
  ---------------------------------
Its President and Chief
Executive Officer
(a "Company")

EXPOSITIONS GROUP, INC.

By
  ---------------------------------
Its President and Chief

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Ehlert Publishing Group, Inc.
January 7, 1997
Page 7

Executive Officer
(a "Company")